CORRECTED

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERLEUKIN GENETICS, INC.

Interleukin Genetics, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST:          That the Certificate of Amendment (the “Certificate of Amendment”) of the Certificate of Incorporation that was filed with the Secretary of State of Delaware on August 5, 2003 is an inaccurate record of the corporate action therein referred to because it (i) referred to an amendment being made to “Article IV” instead of “Article 4” and (ii) failed to change the number “5,000,000” to “6,000,000” in Section (a) of the third paragraph of Article 4.

SECOND:      The Certificate of Amendment is hereby corrected to read in its entirety as set forth on Exhibit A.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Corrected Certificate of Amendment on this 29 day of June, 2012.

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender
Name: Lewis H. Bender
Title: Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERLEUKIN GENETICS, INC.

It is hereby certified that:

FIRST:        The name of the corporation is Interleukin Genetics, Inc. (the “Corporation”).

SECOND:   The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article 4 in its entirety and by substituting in lieu thereof the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,000,000 shares, consisting of 75,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) and 6,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).”

THIRD:       The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out section (a) of the third paragraph of Article 4 in its entirety and by substituting in lieu thereof the following:

“(a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 6,000,000);”

FOURTH:    The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Kenneth Kornman, its President, this 23rd day of July, 2003.

INTERLEUKIN GENETICS, INC.

By:	/s/ Kenneth Kornman
Kenneth Kornman
President